Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Expands Footprint in Houston
Houston’s Leading Automotive Retailer Acquires Mercedes-Benz Dealership and Unveils Upgraded South Loop Hyundai Facility

HOUSTON, April 28, 2014 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced the acquisition of Alex Rodriguez Mercedes-Benz in League City, Texas, a suburb of Houston. The dealership will operate as Mercedes-Benz of Clear Lake and is expected to generate $85 million in estimated annual revenues. The business also includes the Mercedes Sprinter commercial vehicle franchise.

Additionally, the Company announced the expansion of its Hyundai operations in Houston with the opening of an all new South Loop Hyundai dealership facility. Since first beginning its operations in July 2012 as a new point, South Loop Hyundai now opens the doors to its state-of-the-art sales and service facilities for Hyundai and its luxury brand, Equus. Group 1 also owns and operates Sterling McCall Hyundai in the Houston market.

“We are delighted to strengthen our relationship with both Mercedes-Benz USA and Hyundai Motor America while building scale in our hometown market of Houston,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “Adding Mercedes-Benz of Clear Lake will enable us for the first time to provide Mercedes vehicles and service to our existing customer base of Group 1 franchises already serving over 300,000 Houstonians. And our new South Loop Hyundai facility, located on I-610 near Reliant Stadium, will support growth in our Hyundai vehicle and service sales, which has become a fast-growing part of our business in recent years.”

About Group 1 Automotive, Inc.
Group 1 owns and operates 151 automotive dealerships, 192 franchises, and 37 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com